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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent accountants, we hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form F-3 of our report dated 13 March 2000 relating to the financial statements of Independent Energy Holdings PLC as of 30 June 1998 and 1999 and for each of the fiscal years in the three-year period ended 30 June 1999 and for the six months ended December 31, 1999 and to all references to our firm included in this Form F-3.


Nottingham, England                            /s/ PANNELL KERR FORSTER
                                               ---------------------------------
                                               Pannell Kerr Forster,
                                               Chartered Accountants and
17 March 2000                                  Registered Auditors